Exhibit 99.1

     The Medicines Company Reports Third Quarter Financial Results

    PARSIPPANY, N.J.--(BUSINESS WIRE)--Oct. 19, 2005--The Medicines Company (NASDAQ: MDCO) today announced its financial results for the third quarter and first nine months of 2005. The Company announced preliminary estimates of third quarter results on October 5.

    Financial highlights for the third quarter and first nine months include:

    -- Net revenues were $31.9 million for the third quarter 2005, compared to $37.7 million for the third quarter of 2004. For the first nine months of 2005, net revenues were $118.1 million, compared to $103.4 million for the first nine months of 2004.

    -- Net loss was $6.2 million for the third quarter 2005, compared to net income of $5.3 million for the third quarter 2004. For the first nine months of 2005, net loss was $2.6 million, compared to net income of $12.3 million for the first nine months of 2004.

    Clive Meanwell, Chairman and CEO of The Medicines Company stated, "While underlying demand for Angiomax(R) (bivalirudin) grew in the third quarter, reported net sales to wholesalers were reduced by $13 million, as planned, in line with our previously announced restructured wholesaler arrangements. Some of the benefits of these new arrangements are already apparent."
    On October 5, the Company reported that it agreed with its largest wholesalers to enter into new fee-for-service arrangements that the Company expects will improve its margins, create more predictable buying patterns, and result in reductions in wholesaler inventories.
    Commenting on recent operations developments, John Kelley, President and Chief Operating Officer, said, "We are reporting our third quarter results from the TCT (Transcatheter Cardiovascular Therapeutics) conference, the largest annual meeting of our core customers, interventional cardiologists. The strong presence of The Medicines Company and the abundance of new data on Angiomax presented at this meeting give us optimism for anticipated fourth quarter growth."
    Mr. Kelley continued, "Our clinical development programs are on track -- we expect completion of enrollment in the ACUITY trial this year and presentation of results at the ACC (American College of Cardiology) conference next March. We also expect to commence cangrelor Phase III trials in the fourth quarter. We just announced that we are resuming the clevidipine Phase III program, so our acute hospital care portfolio is back up to full strength."
    There will be a conference call with management today at 8:30 A.M. to discuss financial results, operational developments and financial guidance. To listen live, webcast login is available at http://www.themedicinescompany.com. Alternatively, the call dial-in is 800-638-4930 (passcode is 80774629). From outside U.S.: dial 1-617-614-3944 (passcode is 80774629). Replay available for two weeks following call: 888-286-8010. Replay outside the U.S.: 1-617-801-6888.
Replay passcode: 11392938.
    The Medicines Company meets the demands of the world's most advanced medical practitioners by developing products that improve acute hospital care. The Company markets Angiomax(R)(bivalirudin), an anti-clotting therapy approved in the U.S. and other countries for use in patients undergoing coronary angioplasty, a procedure to clear restricted blood flow in arteries around the heart. The Medicines Company creates value using its range of clinical and commercial skills to develop products acquired from leading life science innovators. The Company's website is http://www.themedicinescompany.com.

    Statements contained in this press release about The Medicines Company, the Company's projected revenues and financial results expected benefits of the Company's restructured wholesaler arrangements, the timing of clinical trials and clinical trial results, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words "believes", "anticipates", "plans", "expects", "intends", "potential", "estimates" and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include the extent of the commercial success of Angiomax, the Company's dependence on wholesalers and international distribution partners for sales of Angiomax and the fluctuation of revenues based on the buying patterns of these wholesalers and international distribution partners, the success of the arrangements with the Company's wholesalers referred to in this release, that these wholesaler arrangements are subject to termination on short notice, physicians' acceptance of Angiomax clinical trial results, whether the Company will be able to obtain regulatory approval for additional indications of Angiomax, whether the Company's products will receive approvals from regulatory agencies, whether the Company's products will advance in the clinical trials process, whether the clinical trial results will warrant submission of applications for regulatory approval, and such other factors as are set forth in the risk factors detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company's Quarterly Report on Form 10-Q filed on August 8, 2005, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.



                        The Medicines Company
                Consolidated Statements of Operations

                                                  Three months ended
(in thousands, except per share data)                September 30,
                                                 ---------------------
                                                     2005        2004
                                                 ---------------------
                                                      (unaudited)
                                                 ---------------------
Net revenue                                      $ 31,920    $ 37,715

Operating expenses:
   Cost of revenue                                  6,107       9,148
   Research and development                        17,820      12,332
   Selling, general and administrative             15,438      11,353
                                                 ---------   ---------
        Total operating expenses                   39,365      32,833
                                                 ---------   ---------
Income/(loss) from operations                      (7,445)      4,882

Other income                                        1,145         516
                                                 ---------   ---------
Income/(loss) before income taxes                  (6,300)      5,398
Provision for income taxes                             68        (137)
                                                 ---------   ---------

Net income/(loss)                                $ (6,232)   $  5,261
                                                 =========   =========

Basic earnings/(loss) per common share           $  (0.13)   $   0.11
                                                 =========   =========
Shares used in computing basic earnings/(loss)
 per common share                                  49,612      47,885
                                                 =========   =========

Diluted earnings/(loss) per common share         $  (0.13)   $   0.11
                                                 =========   =========
Shares used in computing diluted earnings/(loss)
 per common share                                  49,612      49,666
                                                 =========   =========




                                                 Nine months ended
(in thousands, except per share data)               September 30,
                                               -----------------------
                                                     (unaudited)
                                               -----------------------
                                                     2005        2004
                                               ----------- -----------
Net revenue                                    $  118,086  $  103,386
Operating expenses:
   Cost of revenue                                 27,701      20,329
   Research and development                        51,428      34,183
   Selling, general and administrative             44,526      37,599
                                               ----------- -----------
        Total operating expenses                  123,655      92,111
                                               ----------- -----------
Income/(loss) from operations                      (5,569)     11,275
Other income                                        3,030       1,475
                                               ----------- -----------
Income/(loss) before income taxes                  (2,539)     12,750
Provision for income taxes                           (104)       (418)
                                               ----------- -----------
Net income/(loss)                              $   (2,643) $   12,332
                                               =========== ===========

Basic earnings/(loss) per common share         $    (0.05) $     0.26
                                               =========== ===========
Shares used in computing basic earnings/(loss)
 per common share                                  49,349      47,715
                                               =========== ===========

Diluted earnings/(loss) per common share       $    (0.05) $     0.25
                                               =========== ===========
Shares used in computing diluted
 earnings/(loss) per common share                  49,349      49,697
                                               =========== ===========



                        The Medicines Company
                Condensed Consolidated Balance Sheets


                                                September   December
                                                 30, 2005   31, 2004
(in thousands)                                 ----------- -----------
                                               (unaudited)
                    ASSETS
Cash, cash equivalents, available for sales
 securities                                    $  136,146  $  160,312
Accrued interest receivable                           736         912
Accounts receivable, net                           38,809      18,388
Inventories                                        42,635      27,342
Prepaid expenses and other current assets           1,530       1,252
                                               ----------- -----------
    Total current assets                          219,856     208,206
                                               ----------- -----------

Fixed assets, net                                   3,880       1,677
Other assets                                          139         161
                                               ----------- -----------
    Total assets                               $  223,875  $  210,044
                                               =========== ===========

     LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities                            $   44,761  $   34,856
Deferred revenue                                    3,304       3,517
Stockholders' equity                              175,810     171,671
                                               ----------- -----------
    Total liabilities and stockholders' equity $  223,875  $  210,044
                                               =========== ===========




    CONTACT: The Medicines Company
             Michael Mitchell, 973-656-1616
             investor.relations@themedco.com